                                                       EXHIBIT 4(a)(8)

               CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

                                  TO

            FIRST NATIONAL BANK OF COMMERCE IN NEW ORLEANS,
                                             as Trustee

                   EIGHTEENTH SUPPLEMENTAL INDENTURE

                     DATED AS OF DECEMBER 1, 1982

                  Amendment to Indenture of Mortgage

                       Dated as of July 1, 1950

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                                   1

     EIGHTEENTH SUPPLEMENTAL INDENTURE, dated as of December 1, 1982, between CENTRAL LOUISIANA ELECTRIC COMPANY, INC., a corporation duly organized and existing under and by virtue of the laws of the State of Louisiana (hereinafter sometimes called the "Company"), party of the first part, and FIRST NATIONAL BANK OF COMMERCE (formerly The National Bank of Commerce in New Orleans), a national banking association duly organized and existing under and by virtue of the laws of the United States of America, as Trustee under the Indenture of Mortgage hereinafter mentioned (hereinafter sometimes called the "Trustee"), party of the second part.

     WHEREAS, the Company has heretofore executed and delivered its Indenture of Mortgage (hereinafter called "Original Indenture") dated as of July 1, 1950, to the Trustee, to secure the Company's First Mortgage Bonds, from time to time, in the manner and subject to the conditions set forth in the Original
Indenture, and by said Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof except as therein otherwise provided; and

     WHEREAS, the Original Indenture provides for the issuance of bonds thereunder in one or more series, the form of each series of bonds and of the coupons to be attached to the coupon bonds to be substantially in the forms set forth therein with such omissions, variations and insertions as are authorized or permitted by the Original Indenture and determined and specified by the Board of Directors of the Company; and

     WHEREAS, by the Original Indenture, the Company covenanted that it would execute and deliver such further instruments and do such further acts as might be necessary or proper to carry out more effectively the purposes of the Original Indenture and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof, and the Company executed and delivered to the Trustee seventeen
Supplemental Indentures (which together with the Original
Indenture are herein called the "Indenture"); and

     WHEREAS, all terms used herein and not otherwise defined shall have the meaning set forth in the Indenture; and

     WHEREAS, the Company deems it desirable to amend the Indenture in certain respects; and

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                                   2

     WHEREAS, the execution and delivery of the amendments effected by this Eighteenth Supplemental Indenture have been duly authorized by the Board of Directors of the Company according to law, and have been approved by the written consents of the holders of in excess of 75% of the principal amount of bonds outstanding under the Indenture at the date of execution hereof, and all conditions and requirements necessary to make this Eighteenth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, in the form and terms hereof, have been in all respects duly authorized;

     NOW, THEREFORE, THIS EIGHTEENTH SUPPLEMENTAL INDENTURE
WITNESSETH: That Central Louisiana Electric Company, Inc., by way of further assurance and in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to further secure the payment of the principal of, the premium, if any, and the interest on all bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance and observance by the Company of all the covenants and conditions herein and therein contained, and of said bonds, has executed and delivered this Eighteenth Supplemental Indenture, and has granted, bargained, sold, aliened, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, effected, pledged, set over and confirmed, and by these presents does grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, affect, pledge, set over and confirm, unto First National Bank of Commerce, as Trustee, and to its successors in the trust, and to its and their assigns forever, all the following described properties of the Company, that is to say:

     All properties, real, personal and mixed, tangible and intangible, owned by the Company on the date of the execution hereof or which may be hereafter acquired by it (except such property now owned or hereafter acquired as is expressly excepted from the lien of the Indenture by the terms thereof).

     The property covered by the lien of the Indenture shall include particularly, among other property without prejudice to the general and particular descriptions of property contained in the Original Indenture and in each indenture supplemental thereto, including this Eighteenth Supplemental Indenture, or to the generality of the language now or hereafter contained in the Indenture, the following described property:

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                                   3

                                  I.

A. The following described real estate, together with all improvements thereon situated in the State of Louisiana:

                               Parcel 1

     An undivided one-half interest in the following described property in Rapides Parish, Louisiana, to-wit:



     From the North corner of Section 38, Township 5 North, Range 4 West, Rapides Parish, Louisiana, common to the former Guin, former Wettermark, and former Stewart properties, proceed South 38 degrees 18 minutes East for 4,776.86 feet, this point being more particularly described by the Rodemacher Plan construction grid system as N-264,850 and E-1,932,400; then proceed North for 300 feet to the point of beginning;

     Then go West for 700 feet;

     Then go North for 371 feet;

     Then go East for 510 feet;

     Then go South for 20 feet;

     Then go East for 40 feet;

     Then go North for 32 feet;

     Then go East for 290 feet;

     Then go South for 135 feet;

     Then go West for 120 feet;

     Then go South for 248 feet;

     Then go West for 20 feet, to the point of beginning, containing
     6.5 acres, all lying within Section 82, Township 5 North, Range 3 West, Rapides Parish, State of Louisiana, all as shown on Pan American Engineers Drawing No. 5588R dated May 16, 1977, a copy of which is attached to
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                                   4

     that certain Act of Amendment executed by Central Louisiana
     Electric Company, Inc. and Lafayette Public Power Authority dated June 11 and July 25, 1979, recorded in COB 982, page 407, Entry No. 713372, records of Rapides Parish, Louisiana.

     Being a portion of the same property acquired by Central Louisiana Electric Company, Inc., from CLECO Construction Company, Inc. by deed dated December 8, 1982, recorded in COB 1078, page 591, Entry No. 760445, records of Rapides Parish, Louisiana.

     There is located on Parcel 1 above described an electric generating plant.


                               Parcel 2

(1) The following described property in Rapides Parish, Louisiana, as shown on Sargent & Lundy Engineers Drawing No. M-2-2 dated April 4, 1980 and Drawing No. S-207 dated July 13, 1979, a copy of each of which is attached to that Sale Agreement recorded in COB 1015, page 595, Entry No. 730379, records of Rapides Parish, Louisiana, to-wit:

          From the Southeast corner of the Unit 2 Site, said point being more particularly described by the Rodemacher Plan construction grid system as N-265,150 and E-1,320,420, proceed West along the Southern boundary of said Unit 2 Site to the point of intersection of said boundary with a field drain as shown on said Drawing No. S-207, said point of intersection being more particularly described by said grid system as N-265,150 and E-1,932,350;

          Then go West along the Southern boundary of said field drain to a point described by said grid system as N-265,130 and E-1,932,275;

          Then go South along a line described by said grid system as E-1,932,275 to the point of intersection of said line with the Northern boundary of Rodemacher Unit 1 as shown on said Drawing No. S-207, said point being more particularly described by said grid system as N-265,090 and E-1,932,275;

          Then go West along the line described by said grid system as N-265,090 to a point described by said grid system as
          N-265,090 and E-1,932,210;
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                                   5

          Then go North along a line described by said grid system as E-1,932,210 to the point of intersection of said line with the Southern boundary of the field drain shown on said Drawing No. 2-207, said point being more particularly described by said grid system as N-265,110 and E-1,932,210;

          Then go West along said boundary of said field drain and the oil separator shown on said Drawing No. S-207 to a point described by said grid system as N-264,940 and E-1,931,700;

          Then go West along a line described by said grid system as N-264,940 to a point described by said grid system as N-264,940 and E-1,931,600;

          Then go North along a line described by said grid system as E-1,931,600 to a point described by said grid system as N-265,140 and E-1,931,600;

          Then go West along a line described by said grid system as N-265,140 to the point of intersection of said line and the Western boundary of the road identified as Road "B" on said Drawing No. M-2-2, said point being more particularly described by said grid system as N-265,140 and E-1,930,930;

          Then go South along with the Western boundary of said Road "B" to a point described by said grid system as N-264,700 and E-1,930,930;

          Then go West along a line described by said grid system as N-264,700 to the point of the intersection of said line with the shoreline of a portion of Lake Rodemacher, said point being more particularly described by said grid system as N-264,700 and E-1,930,170;

          Then go North along the Southern boundary of the road identified on said drawing No. M-2-2 as the "Entrance Road" to the point of intersection of said boundary with the road identified on said Drawing No. M-2-2 as road "F", said point being more particularly described by said grid system as N-268,800 and E-1,930,800;

          Then go East along a line described by said grid system as N-268,800 to the point of intersection of said line with the Northern boundary of
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                                   6

          the coal railroad tracks shown on said Drawing No. M-2-2, said point being more particularly described as N-268,800 and E-1,931,600;

          Then go East along the Northern boundary of said coal railroad tracks to the point of intersection of said boundary with the oil storage and unloading railroad tracks shown on said Drawing No. M-2-2, said point being more particularly described by said grid system as N-268,800 and E-1,933,270;

          Then go East along the Northern boundary of said oil storage and unloading railroad tracks to the point of intersection of said boundary with the Southern loop of the coal railroad tracks, said point being more particularly described by said grid system as N-268,800 and E-1,933,750;

          Then go South along the line described by said grid system as E-1,933,750 to the Southern boundary of said coal railroad tracks;

          Then go West along said boundary to the point of intersection of said boundary with a line described by said grid system as N-267,000;

          Then go East along said line to the point of intersection of said line with the Western shoreline of a portion of Lake Rodemacher as shown on said Drawing No. M-2-2;

          Then go South along the said shoreline to the point of intersection of said shoreline with the Northern boundary of the bottom ash pipe bridge shown on said Drawing No. M-2-2, a point more particularly described by said grid system as N-265,770 and E-1,932,470;


          Then go East along the Northern boundary of said bottom ash pipe bridge to the point of intersection of said boundary with the Eastern shoreline of a portion of Lake Rodemacher as shown on said Drawing No. M-2-2, said point being more particularly described by said grid system as N-265,770 and E-1,933,230;

          Then go South along said shoreline to the point of intersection of said shoreline with the Southern boundary of said ash pipe bridge as shown on said Drawing No. M-2-2, said point being more particularly described by said grid system as N-265,735 and E-1,933,230; and filed

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                                   7

          for record in Rapides Parish, Louisiana under Registry
          No. 713372, recorded in Conveyance Book 982, Page 407, records of Rapides Parish, Louisiana.

          Then go West along the Southern boundary of the ash pipe bridge to the point of intersection of said boundary with the Western shoreline of a portion of Lake Rodemacher as shown on said Drawing No. M-2-2, said point being more particularly described by said grid system as N-265,735 and E-1,932,470;

          Then go South along said shoreline to the point of intersection of said shoreline with the line described by said grid system as N-265,150;

          Then go West along the line described by said grid system as N-265,150 to the point of beginning;

SAVE AND EXCEPT the following described property and improvements thereon and the following described improvements and the property underlying such improvements:

     (i)  the Unit 2 Site, identified as No. 1 said Drawing No. M-2-2;

     (ii) the fuel gas line, fuel oil pipeline and cables identified as No. 2 on said Drawing No. S-207;

     (iii)the roads identified as Road "A", "B", "F" and the "Entrance Road" and the road following the construction railroad tracks shown on said Drawing No. M-2-2, all identified as No. 3 thereon; and

     (iv) the railroad construction track identified as No. 4 on said Drawing No. M-2-2; and

     (v) the following described property, identified as No. 5 on said Drawing No. M-2-2:

     From the point of intersection of the Northern boundary of the oil storage and unloading railroad tracks with the Southern loop of the coal railroad tracks, said point being more particularly described by said grid system as N-268,800 and E-1,933,750, proceed West along said boundary of said oil storage and unloading tracks to a point described by said grid system as N-267,900 and E-1,932,250;

     Then go West along a line described by said grid system as N-267,900 to the point of intersection of said line with the Western boundary of the road identified as Road "F" on said
     Drawing No. M-2-2;

     Then go South along said boundary to a point described by said grid system as N-267,000 and E-1,193,050;

     Then go East along a line described by said grid system as N-267,000 to a point described by said grid system as N-267,000 and E-1,932,000;

     Then go South on a line described by said grid system as E-1,932,000 to the intersection of said line with the Western boundary of the oil storage and unloading railroad tracks shown on said drawing No. M-2-2;

     Then go South along said boundary of said oil storage and unloading tracks to a point described by said grid system as N-266,000 and E-1,931,440;

     Then go East along a line described by said grid system as N-266,000 to the point of intersection of said line with the Western boundary of the coal railroad track shown on said Drawing No. M-2-2;

     Then go North along said boundary of said coal railroad track to the point of intersection of said boundary with the line described by said grid system as E-1,933,750;

     Then go North along the line described by said grid system as E-1,933,750 to the point of beginning.

(2) The following described property in Rapides Parish, Louisiana, as shown on Sargent & Lundy Engineers Drawing No. M-2-2 dated April 4, 1980 and Drawing No. M-2-1 dated April 4, 1980, each attached to that Sale Agreement recorded in COB 1015, page 595, Entry No. 730379, records of Rapides Parish, Louisiana, to-wit:

          From a point on the Eastern shoreline of a portion of Lake Rodemacher as shown on said Drawing No. M-2-2, said point being more particularly described by the Rodemacher Plant construction grid system as N-265,650 and E-1,933,230, proceed East along the line described by said grid system as N-265,650 to the point of intersection of said line with the Eastern shoreline of another portion of Lake Rodemacher as shown on said Drawing No. M-2-2, said point being more particularly described by said grid system as N-265,650 and E-1,934,220;

          Then go South along said shoreline to the point of intersection of said shoreline with a line described by said grid systems as N-265,500;

          Then go East to a point described by said grid system as N-265,500 and E-1,934,900;

          Then go South along a line described by said grid system as E-1,934,900 to the point of intersection of said line with the property line shown on said Drawing No. M-2-1;

          Then go North along said property line as shown on said
          Drawing No. M-2-1 to a point described by said grid system as N-267,380 and E-1,935,400;

          Then go West to a point described by said grid system as N-267,650 and E-1,935,100;

          Then go West along a line described by said grid system as N-267,650 to the point of intersection of said line with the Eastern boundary of the road running along the construction railroad tracks, as shown on said Drawing No. M-2-2, said point being more particularly described by said grid system as N-267,650 and E-1,933,700;

          Then go South along the Eastern boundary of said road to the point of intersection of said boundary with the Eastern shoreline of a portion of Rodemacher Lake, all as shown on said Drawing No. M-2-2;

          Then go South along said shoreline to the point of beginning;

     SAVE AND EXCEPT the following described improvements and the property underlying such improvements:
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                                   10

     (i) the road and future spur track identified as No. 6 on said Drawing No. M-2-2; and

     (ii) the transmission lines identified as No. 7 on said Drawing No. M-2-2 and said Drawing No. M-2-1.

     Being a portion of the same property acquired by Central
Louisiana Electric Company, Inc. from CLECO Construction Company, Inc. by deed dated December 8, 1982, recorded in COB 1078, page 591, Entry No. 760445, records of Rapides Parish, Louisiana.

     There is located on Parcel 2 above described an electric generating station.

                               Parcel 3

     A certain piece, parcel or lot of ground, together with all buildings and improvements thereon, rights, ways and privileges thereto belonging or in anywise appertaining, being, lying and situated in Rapides Parish, Louisiana, and being more particularly described as follows, to-wit:

     Part of Lot D of the H. L. Mertens Subdivision of Lot 4 of the Sam Allen Subdivision of part of the Southwest Quarter of Section 7, Township 5 North, Range 1 East, as per plat thereof recorded in Plat Book 7, page 160, records of Rapides Parish, Louisiana, and being more particularly described as follows, to-wit:

          Begin at the Northeast corner of Lot D of said Lot 4 of the
          H. L. Mertens Subdivision, Rapides Parish, Louisiana, and from said point thence proceed South a distance of 100 feet to a point; thence run West a distance of 100 feet to a point; thence run North 100 feet to a point; thence run a distance of 100 feet East back to the Point of Beginning. Said tract containing 0.23 acres more or less and more particularly shown on a Plat of Survey by W. Pierre Lemoine and Associates, Inc. dated August 5, 1982, annexed to the deed of acquisition of Central Louisiana Electric Company, Inc., as described below.

     Being the same property acquired by Central Louisiana Electric Company, Inc. from Eric L. West and Mary Bailey West by deed dated September 14, 1982, recorded in COB 1071, page 647, Entry No. 757381, records of Rapides Parish, Louisiana.

There is located on Parcel 3 above described an electric substation.

                               Parcel 4

     An undivided one-half interest in the following described property in DeSoto Parish, Louisiana, to-wit:

(1) A certain parcel of land situated in the southwest quarter, and the west half of the southeast quarter of Section 11, Township 12 North, Range 12 West, DeSoto Parish, Louisiana being more particularly described as follows;

     From a concrete monument at the southeast corner of Section 11, T12N-R12W run the following State (Louisiana-North Zone) Plane System course and distance to a "POINT OF BEGINNING";

          N 89 degrees 28' 06" W along the south line of Section 11, 1978.33 feet to the SW corner of the E 1/2 of the SW 1/4 of the SE 1/4 and the "POINT OF BEGINNING".

     From said 'POINT OF BEGINNING" run along the following State
     (Louisiana-North Zone) Plane System courses and distances;

          N 89 degrees 28' 06" W along the south line of said Section 11, to the south quarter corner, a concrete monument, a distance of
          659.45 feet, N 89 degrees 28' 12" W continue along the south line of Section 11, 2633.70 feet to a point on the east right-of-way line of the Make Up Road (a parish road with a right-of-way width of 50 feet, 25 feet each side of the centerline), thence continue along said east right-of-way as follows;

          N 01 degrees 15' 33" W - 92.56 feet
          N 02 degrees 57' 03" W - 20.14 feet
          N 00 degrees 28' 07" E - 884.14 feet
          N 03 degrees 47' 21" E - 228.94 feet
          N 02 degrees 25' 47" E - 285.18 feet
          N 00 degrees 41' 40" E - 494.86 feet
          N 03 degrees 54' 08" W - 327.63 feet to a point on the west line of
          Section 11.
          N 0 degrees 28' 07" E - 884.14 feet

          N 0 degrees 28' 07" E along said west line 156.75 feet to the centerline of the Naborton Cut Off road (a parish road with a right-of-way width of 60 feet, 30 feet each side of the centerline), thence continue along said centerline as follows;

          S 89 degrees 25' 01" E - 234.39 feet
          S 88 degrees 26' 16" E - 27.45 feet
          N 88 degrees 24' 01" E - 100.03 feet
          N 87 degrees 37' 00" E - 99.93 feet
          N 88 degrees 49' 56" E - 100.10 feet
          N 88 degrees 00' 05" E - 99.96 feet
          N 86 degrees 54' 42" E - 99.69 feet
          N 88 degrees 12' 23" E - 100.23 feet
          N 86 degrees 28' 49" E - 100.29 feet
          N 87 degrees 39' 30" E - 99.99 feet
          N 86 degrees 38' 33" E - 99.90 feet
          N 82 degrees 29' 26" E - 299.96 feet
          N 84 degrees 07' 19" E - 99.86 feet
          N 82 degrees 18' 13" E - 100.07 feet
          N 83 degrees 16' 45" E - 100.03 feet
          N 82 degrees 34' 47" E - 77.73 feet
          N 84 degrees 21' 36" E - 122.30 feet
          N 85 degrees 43' 11" E - 99.98 feet
          N 86 degrees 34' 59" E - 100.05 feet
          N 87 degrees 51' 22" E - 100.01 feet
          S 89 degrees 22' 10" E - 100.11 feet
          S 86 degrees 19' 31" E - 99.91 feet
          S 84 degrees 09' 12" E - 108.96 feet
          S 81 degrees 48' 23" E - 81.92 feet to the west line of the SE 1/4 of Section 11,
          N 0 degrees 34' 53" E along said west line 9.35 feet to the NW corner of the SE 1/4 of Section 11, S 89 degrees 20' 08" E along the north line 1321.47 feet to the NE corner of the NW 1/4 of the SE 1/4, S 0 degrees 38' 15" W along the east line of the NW 1/4 of the SE 1/4, 1318.39 feet to the SE corner of said quarter-quarter section,

          N 89 degrees 24' 07" W along the south line of said NW 1/4 of SE 1/4 660.09 feet to the NW corner of the E 1/2 of the SW 1/4 of the SE 1/4 of Section 11, S 0 degrees 36' 34" W along the west line of the E 1/2 of the SW 1/4 of the SE 1/4, 1319.15 feet to the SW corner of the E 1/2 of SW 1/4 of SE 1/4 Section 11 and the "POINT OF BEGINNING".

                                  13
     Containing 215.025 acres more or less.

(2) A certain parcel of land comprising the southwest quarter of the southwest quarter of Section 12, Township 12 North, Range 12
     West, DeSoto Parish, Louisiana being more particularly described as follows;

     "BEGINNING" at a concrete monument at the southwest corner of
     Section 12, T12N-R12W, thence run along the following State
     (Louisiana-North Zone) Plane System courses and distances as follows;

     N 0 degrees 41' 37" E along the west line of Section 12 to the NW corner of the SW 1/4 of the SW 1/4 1316.86 feet, S 89 degrees 18' 23" E along the north line of the SW 1/4 of the SW 1/4 1309.84 feet,

     S 0 degrees 42' 39" W along the east line of the SW 1/4 of the SW 1/4 to the south line of Section 12, 1317.47 feet, N 89 degrees 16' 48" W along the south line 1309.45 feet to a concrete monument at the SW corner of Section 12 and the "POINT OF BEGINNING".

Containing 39.601 acres more or less.

(3) A certain parcel of land situated in the northwest quarter, west half of the northeast quarter, not half of the southwest quarter and the northwest quarter of the southeast quarter of Section 14, Township 12 North, Range 12 West, DeSoto Parish, Louisiana, being more particularly described as follows;

     From a concrete monument at the northeast corner of Section 14, T12N-R12W run the following State (Louisiana -North Zone) Plane System course and distance to a "POINT OF BEGINNING";

          N 89 degrees 28' 06" W along the north line of Section 14, 1318.89 feet to the NE corner of the W 1/2 of the NE 1/4 and the "POINT OF BEGINNING".

     From said "POINT OF BEGINNING" run along the following State
     (Louisiana-North Zone) Plane System courses and distances;

          S 0 degrees 51' 01" W along the east line of the W 1/2 of the NE 1/4. 2618.64 feet,

          S 0 degrees 53' 10" W along the east line of the NW 1/4 of the SE 1/4, 1314.29 feet to the SE corner of said quarter-quarter section,

          N 88 degrees 56' 23" W along south line of said quarter-quarter section 1319.31 feet to the SE corner of the N 1/2 of the SW 1/4 of Section 14, thence continue,

          N 88 degrees 56' 23" W along the south line of said N 1/2 of the SW 1/4, 2636.22 feet to the SW corner of said N 1/2 and a concrete monument on the west line of Section 14,

          N 0 degrees 56' 16" E along the west line of Section 14, 1323.13 feet to the W 1/4 corner, thence continue along west line,

          N 0 degrees 48' 05" E 388.66 feet to a point on the east right-of-way line of the Make Up Road (a parish road with a right-of-way width of 50 feet, 25 feet each side of the centerline), thence continue along said east right-of-way line as follows;

       N 23 degrees 37' 39" E - 2.96 feet N 14 degrees 31' 05" E - 42.60 feet N 09 degrees 57' 08" E - 41.21 feet N 06 degrees 27' 23" E - 41.11 feet N
       03 degrees 16' 01" E - 25.86 feet N 02 degrees 17' 10" E - 90.91 feet N
       01 degrees 51' 46" E - 90.33 feet N 00 degrees 47' 19" E - 93.60 feet N
       00 degrees 02' 51" W - 49.95 feet N 00 degrees 33' 50" E - 49.84 feet N
       00 degrees 49' 41" W - 91.94 feet N 01 degrees 45' 21" W - 100.46 feet N
       02 degrees 52' 19" W - 95.97 feet N 07 degrees 23' 25" W - 50.84 feet N
       06 degrees 41' 21" W - 42.48 feet to the west line of Section 14 N
       00 degrees 48' 05" E - 105.93 feet along west line to east right-of-way line of the Make Up Road, thence continue along said east right-of-way line as follows;

       N 20 degrees 15' 34" E - 12.74 feet N 23 degrees 13' 10" E - 23.02 feet N
       29 degrees 21' 19" E - 23.46 feet N 30 degrees 18' 49" E - 102.08 feet N
       19 degrees 57' 46" E - 29.06 feet N 11 degrees 47' 21" E - 29.70 feet N
       01 degrees 28' 42" W - 38.57 feet N 19 degrees 08' 51" W - 30.03 feet N
       24 degrees 22' 32" W - 26.77 feet N 27 degrees 16' 05" W - 25.85 feet N
       28 degrees 15' 35" W - 23.45 feet N 20 degrees 09' 16" W - 21.87 feet N
       13 degrees 55' 57" W - 23.16 feet N 11 degrees 43' 16" W - 22.78 feet N
       03 degrees 44' 22' W - 22.73 feet N 01 degrees 18' 38" W - 360.16 feet N
       00 degrees 22' 21" E - 339.12 feet N 02 degrees 05' 25" W - 48.77 feet N
       01 degrees 15' 33" W - 7.96 feet to the north line of Section 14, thence along the north line, S 89 degrees 28' 12" E - 2633.70 feet to the north quarter corner of Section 14, thence continue along north line, S 89 degrees 28' 06" E - 1318.89 feet to the NE corner of the W 1/2 of the NE 1/4 of Section 14 and the "POINT OF BEGINNING".

Containing 354.768 acres more or less.

(4) An undivided 7/12ths interest only in and to a certain parcel of land comprising the east half of the southwest quarter of the southeast quarter of Section 11, Township 12 North, Range 12 West, DeSoto Parish, Louisiana being more particularly described as follows;

     From a concrete monument at the southeast corner of Section 11, T12N-R12W run the following State (Louisiana-North Zone) Plane System courses and distances to a "POINT OF BEGINNING";

          N 89 degrees 28' 06" W along the south line of Section 11, 1318.89 feet to the SE corner of the E 1/2 of SW 1/4 of the SE 1/4 and the "POINT OF BEGINNING".

     From said "POINT OF BEGINNING" run along the following State
     (Louisiana-North Zone) Plane System courses and distances.

          N 89 degrees 28' 06" W along the south line of Section 11, and E 1/2 of the SW 1/4 of the SE 1/4, 659.44 feet, N 0 degrees 36' 34" E along the west line of said E 1/2 of SW 1/4, SE 1/4, 1319.15 feet, S 89 degrees 24' 07" E along north line of said E 1/2, 660.09 feet, S 0 degrees 38' 15" W along east line of said E 1/2, 1318.39 feet to the "POINT OF BEGINNING".

Containing 19.974 acres more or less.

(5) An undivided 7/12ths interest only in and to a certain parcel of land comprising the east half of the northeast quarter of Section 14, Township 12 North, Range 12 West, DeSoto Parish, Louisiana, being more particularly described as follows;

     "BEGINNING" at a concrete monument at the northeast corner of
     Section 14, T12N-R12W, thence run along the following State
     (Louisiana-North zone) Plane System courses and distances as follows;

          S 0 degrees 49' 55" W along the east line of Section 14 to the SE corner of the E 1/2 of the NE 1/4, 2632.10 feet, N 88 degrees 53' 01" W along the south line to the SW corner of the E 1/2 of the NE 1/4, 1319.72 feet, N 0 degrees 51' 01" E along the west line to the north line of Section
          14 and the NW corner of the E 1/2 of the NE 1/4, 2618.64 feet, S 89 degrees 28' 06" E along the north line of Section 14, 1318.89 feet to a concrete monument and the "POINT OF
          BEGINNING".

Containing 79.514 acres more or less.

     Being a portion of the same property acquired by Central
Louisiana Electric Company, Inc. from Southwestern Electric Power
Company by deed dated November 13, 1981, recorded in COB 493, page 56, Entry No. 440907, records of DeSoto Parish, Louisiana.

     There is to be located on Parcel 4 above described an electric generating station.

                                  II.

     All real estate or interest therein, now owned or which may be hereafter acquired by the Company for use or which may be used by it in connection with its business as an electric and water company, together with all of the right, title and interest of the Company, now owned or hereafter acquired in and to any and all works, plants, buildings, structures, erections and constructions now or hereafter placed upon any of the real estate mentioned, described or referred to as being subject to the lien of the Indenture, with the fixtures, tenements, hereditaments and appurtenances thereunto appertaining or belonging.

                                 III.

     The following described property, wherever situated:

     First: The electric generating plants and electric transmission and/or distributions systems now or hereafter owned by the Company, and any electric generating plants and electric transmission and/or distribution systems hereafter constructed or acquired by the Company, and any additions to or extensions of any such existing or future electric generating plants and/or electric transmission and/or distribution systems, together with all engines, dynamos, motors, reactors, generators, boilers, turbines, pole lines, poles, wires, cross-arms, insulators, transformers, meters, buildings, erections, structures, stations, substations, power houses, power producing and power transmitting equipment, water, water rights, water wheels, headworks, race-ways, hydraulic works, hydro-electric plants, cables, conduits, instruments, apparatus, appliances, machinery, facilities, fixtures and all other property used or provided for use in the construction, repair, maintenance and/or operation thereof, both that now owned and that which may be hereafter acquired by the Company, and together also with all the rights, privileges, franchises, easements, licenses, ordinances, rights of way, liberties, immunities and permits of the Company, howsoever conferred or acquired, and whether now owned or hereafter to be acquired, with respect to the construction, maintenance, repair and/or operation of said electric generating plants and electric transmissions and/or distribution systems, and each of them, and any additions thereto and extensions thereof.

     Second: The waterworks plants and waterworks distribution systems now owned by the Company, and any waterworks plants and/or waterworks distribution systems hereafter constructed or acquired by the Company together with the buildings, structures, erections, pumps, pumping machinery, reservoirs, filters, filter-galleries, chlorinating equipment, tanks, wells, water rights, water supply, water mains, hydrants, pipelines, service pipes, meters, standpipes, engines, boilers, apparatus, appliances, facilities, machinery, equipment, fixtures and all other property used or provided for use in the construction, maintenance, repair and/or operation thereof, both that are now owned and that which may be hereafter acquired by the Company, and together also with all of the rights, privileges, rights of way, franchises, licenses, easements, permits, liberties, immunities, grants and ordinances of the Company, howsoever conferred or acquired, and whether now owned or hereafter to be acquired, with respect to the construction, maintenance, repair and operation of said plants and systems, and each of them, and any additions thereto and extension thereof.

     TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, aliened, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors in the trust hereby created and its and their assigns forever;

     SUBJECT, HOWEVER, to existing leases, to easements and other rights of way for pole lines and other similar encumbrances and restrictions which the Company hereby certifies, in its judgment, do not impair the use of said property by the Company in its business, to liens securing indebtedness which has neither been assumed by the Company nor upon which it customarily pays interest charges, existing solely upon real property, or rights in and relating thereto, which real property or rights have been or may be acquired for right-of-way purposes, to liens of taxes and assessments for the current year and taxes and assessments not yet due, to alleys, streets and highways that may run across or encroach upon said lands, and to undetermined liens and charges, if any, incidental to construction, except such as may result from any delinquent obligation of the Company for the payment of money on account of such construction, and, with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions, and reservations expressed or provided in such deeds and other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any and all liens existing thereon at the time of such acquisition within the restrictions contained in the Indenture; and subject also to other liens and encumbrances of the character defined in the Indenture as "permitted liens" insofar as the same may attach to any of the property embraced herein;

     SAVING AND EXCEPTING, however, from the properties mortgaged and pledged by the Indenture (whether now owned by the Company or hereafter acquired by it) all bills, notes and accounts receivable, cash on hand and in banks, contracts, merchandise and appliances kept for purposes of sale, and all bonds, obligations, evidences of indebtedness, shares of stock and other securities, and certificates or evidences of interest therein - other than any of the foregoing which may be hereafter specifically transferred or assigned to or pledged or deposited with the Trustee under the Indenture or required by the provisions of the Indenture so to be - and all office furniture and equipment, motor vehicles, tools, testing equipment and consumable materials and supplies; provided, however, that, if upon the happening of an event of default as in the Indenture defined, the Trustee or any receiver appointed under the Indenture shall enter upon and take possession of the mortgaged property, the Trustee or such receiver may, to the extent permitted by law, at the same time likewise take possession of any and all of the property described in this paragraph then on hand and use and administer the same to the same extent as if such property were part of the mortgaged property, unless and until such event of default shall be remedied or waived and possession of the mortgaged property restored to the Company, its successors or assigns.

     ALSO SAVING AND EXCEPTING, however, from the property hereby mortgaged and pledged:

     (a) All parcels of land now owned or hereafter acquired by the Company and not used by it or useful in connection with its business as an electric or water company or as an electric or water utility.

     (b) All machinery, equipment, fixtures, supplies and materials, now owned or hereafter acquired, not used by or useful to the Company in its business as an electric, or water company or as an electric, or water utility, not located on any parcel of real estate now owned or hereafter acquired, referred to as being subject to the lien of the Indenture.

     (c) All additions, improvements, betterments, extensions and replacements now or hereafter made to or acquired for or in connection with the property set forth in paragraphs (a) and (b), above.

     IN TRUST NEVERTHELESS, upon the terms and trusts in the Indenture set forth;

     PROVIDED, HOWEVER, and these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid the principal of and interest on all said bonds, together with the premium, if any, payable on such of said bonds as may have been called for redemption prior to maturity, or shall provide, as permitted by the Indenture, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon for principal, interest and premium, if any, and if the Company shall also pay or cause to be paid all other sums payable under the Indenture by it, then the Indenture and the estate and rights thereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

     IT IS HEREBY FURTHER COVENANTED, DECLARED AND AGREED by and between the Company and the Trustee, as follows:

                               ARTICLE I
                        AMENDMENTS OF INDENTURE

     Section 1.1 The Indenture is amended by deleting the definition of "minimum provision for property retirements or depreciation" contained in Section 1.05 of the Indenture, and inserting in lieu thereof a definition of "minimum provision for property retirements or depreciation" reading as follows:

     "Minimum Provision for Property Retirements or Depreciation:

          The term 'minimum provision for property retirements or depreciation,' when used with reference to any period of time, shall mean an amount equal to (i) fifteen per centum (15%) of the gross operating revenues of the

     Company received from electric, gas and water operations, during such period, to the extent arising out of the operation of bondable property and leased electric, gas and water facilities, after deducting from such gross operating revenues (a) an amount equal to the aggregate cost to the Company of electric energy, gas and water purchased for resale in connection with the operation of such property or facilities and the cost to the Company of fuel used in the generation of electricity in excess of 4.377 mills ($.004377) per net kilowatt-hour, and (b) rentals paid for the lease of electric, gas and water facilities, less
     (ii) an amount equal to the aggregate charges by the Company to operating expenses during such period for current repairs and maintenance to bondable property and leased electric, gas and water facilities."

     Section 1.2    The Indenture is modified by amending subsection
(A) of Section 9.06 so that following such amendment it shall read as follows:

          "SECTION 9.06.(A) So long as the Company is not in default in the payment of the interest on any of the bonds then outstanding hereunder and none of the completed defaults specified in Section 10.01 hereof shall have occurred and be continuing, any money received by the Trustee pursuant to the provisions of this Article IX or the provisions of Section 5.14 hereof and any money which it is specifically provided may be withdrawn, used or applied pursuant to this Section and any moneys received by the Trustee the withdrawal, use or application of which is not otherwise provided for may, at the option of the Company, evidenced by a writing signed in the name of the Company by its President or a Vice President and its Treasurer or an Assistant Treasurer, and accompanied by an officers' certificate stating that the Company is not in default in the payment of the interest on any of the bonds then outstanding hereunder and none of the completed defaults specified in Section 10.01 hereof has occurred and is continuing.

               (1) be withdrawn from time to time by the Company in an amount equal to (i) the amount of bondable value of property additions which the Company elects to make the basis of a withdrawal under this Section and (ii) the principal amount of bonds authenticated and delivered hereunder which might then be made the basis for the authentication and delivery of bonds under the provisions of Section 4.04 hereof and which the Company elects to make the basis of a withdrawal under this Section in lieu of the right of the Company to the authentication and delivery of bonds on such basis; provided, that in case the withdrawal is applied for in whole or in part upon the basis of bonds authenticated and delivered hereunder which might then be made the basis for the authentication and delivery of bonds under the provisions of Section 4.04 hereof, the Company shall comply with the provisions of Section 4.04 hereof, except the provisions therein relating to Section 4.06 and Section 4.07 hereof; or

               (2) be used by the Trustee for the purchase of bonds issued hereunder in accordance with the provisions of
          Section 8.06 hereof; or

               (3) be applied by the Trustee to the payment at maturity of any bonds issued hereunder or the redemption of any bonds issued hereunder as are by their terms redeemable before maturity, of such series as may be designated by the Company or by the Trustee upon the failure of the Company to make such designation, any such redemption to be in the manner and subject to the conditions provided in the bonds to be redeemed and in Article VIII hereof; and for such purpose the Trustee may publish notice of redemption in the name of the Company or in its own name as Trustee;

     provided, however, that, notwithstanding the foregoing, any money received by the Trustee (in excess of 1% of the principal amount of bonds then issued hereunder) in connection with any release of property upon any acquisition thereof by any municipal corporation or other governmental subdivision or governmental body or public authority which acquisition was as a result of the exercise (or of a settlement by the Company in lieu of the exercise) of a power of eminent domain or expropriation shall be immediately used or applied by the Trustee as provided in paragraphs (2) and (3) of this subsection (A) except that if the Company shall fail to designate the series to be purchased or redeemed or shall fail to take any other action required in connection with such use or application of such money, the Trustee shall do so. If any money received by the Trustee pursuant to the provisions of this Article IX or the provisions of Section 5.14 hereof or any money which it is specifically provided may be withdrawn, used or applied pursuant to the provisions of this Section, and any moneys received by the Trustee the withdrawal, use or application of which is not otherwise provided for shall not be so withdrawn, used or applied within the next succeeding three years after the same shall have been deposited with the Trustee, it shall thereafter be used or applied by the Trustee as provided in paragraphs (2) and (3) of this subsection (A) except that if the Company shall fail to designate the series to be purchased or redeemed or shall fail to take any other action required in connection with such use or application of such money, the Trustee shall do so."

                              ARTICLE II
                       STAMPING AND REVISION OF
                    BONDS OF ISSUED SERIES OF BONDS

     SECTION 2.1. All bonds hereafter issued of Series of issued bonds shall (unless revised as hereinafter provided) be stamped or typewritten prior to their issuance with a notation as follows:

     "The Indenture dated as of July 1, 1950 referred to in this bond has been amended by an Eighteenth Supplemental Indenture dated as of December 1, 1982, executed and delivered with the consent of the holders of 75% of the bonds at the time outstanding under the Indenture, providing for amendment of (i) the definition of "Minimum Provision for Property Retirements or Depreciation" contained in
Section 1.05 of the Indenture as amended,  and (ii) subsection A of
Section 9.06 of the Indenture as amended with respect to application of funds received by the Trustee upon acquisition of property by governmental entities. A copy of the Eighteenth Supplemental Indenture is on file with First National Bank of Commerce in New Orleans, Trustee under the Indenture, to which reference is hereby made.

                    FIRST NATIONAL BANK OF COMMERCE
                       IN NEW ORLEANS, TRUSTEE"

     Section 2.2. Any bonds hereafter issued of Series of issued bonds at any time hereafter issued shall, if the Company so elects or if the holder of such bond so requests in writing, be in such revised form as may be approved by the Trustee so as to refer to the amendment of the Indenture hereby effected.

                              ARTICLE III
                             MISCELLANEOUS

     Section 3.1.  As supplemented and amended by this Eighteenth
Supplemental Indenture, the Original Indenture and the previous seventeen Supplemental Indentures thereto shall be read, taken and construed as one and the same instrument.

     Section 3.2. The Trustee assumes no duties, responsibilities or liabilities by reason of this Eighteenth Supplemental Indenture, other than as set forth in the Indenture, as fully as if said terms and conditions were herein set forth at length.

     Section 3.3. This Eighteenth Supplemental Indenture shall be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     Section 3.4. This Eighteenth Supplemental Indenture has been dated as of December 1, 1982, solely for convenience. The date of actual execution hereof by each of the parties hereto is the date shown by the acknowledgment of execution hereof by its officers.

     In Witness Whereof, CENTRAL LOUISIANA ELECTRIC COMPANY, INC. has caused this instrument to be signed in its corporate name by one of its Senior Vice Presidents and sealed with its corporate seal attested by one of its Assistant Secretaries, and First National Bank of Commerce to evidence its acceptance of the trust hereby created has caused this instrument to be signed in its corporate name and sealed by its corporate seal attested by one of its Corporate Trust Officers, all as of the day and year first above written.

                              CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
     {Seal}                   By   /s/  Scott o. Brame
                                        Senior Vice President

Attest:

     /s/  Vera J. Whittington
          Assistant Secretary

Signed, sealed, acknowledged and delivered by CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
in the presence of:

     /s/  Joyce A. Lewis

     /s/  Doris H. Harper

                              FIRST NATIONAL BANK OF COMMERCE

     {Seal}                   By /s/    James P. Connor
                                        Vice President and Trust
Officer

Attest:

     /s/  Dennis L. Milliner
          Corporate Trust Officer

Signed, sealed, acknowledged and delivered by FIRST NATIONAL BANK OF COMMERCE in the presence of:

     /s/  Maryem F. Hopkins

     /s/  Josie C. Schillage

STATE OF LOUISIANA

PARISH OF RAPIDES

     BE IT KNOWN, THAT on this 17th day of December, 1982, before me the undersigned, a Notary Public in and for said Parish and State, duly qualified and commissioned as such, personally appeared S. O. Brame, Senior Vice President and Vera J. Whittington, Assistant Secretary, of Central Louisiana Electric Company, Inc., the grantor in the foregoing instrument, to me personally known and known to me to be such officers, respectively, of such Company, and personally known to me to be the identical persons whose names are subscribed and affixed to the foregoing instrument as such officers, respectively, and who subscribed the name of the Company thereto, and in my presence and in the presence of the undersigned witnesses, of lawful age and domicile, severally acknowledge that the same is their respective, free and voluntary act and deed as such officers and the free and voluntary act and deed of said Company for the uses and purposes therein expressed; and the said persons being each by me duly and severally sworn as individuals did depose and say that they are such officers, respectively, of said Company; that they know the seal of said Company; that the seal affixed to the foregoing instrument was and is such corporate seal; that said seal was so affixed and said instrument was so signed on behalf of said Company by the order and authority of the Board of Directors of said Company; and that they signed their names thereto as such officers, respectively, of said Company by like authority.

     IN TESTIMONY WHEREOF, the said Appearers have hereunto signed their names on the day and date first hereinabove written, in the presence of /s/ Joyce A. Lewis and /s/ Doris H. Harper, witnesses of lawful age and domicile, and of me, said Notary Public.

WITNESSES:
                                   /s/  Scott O. Brame
                                        Senior Vice President

     /s/  Joyce A. Lewis

                                   /s/  Vera J. Whittington
                                        Assistant Secretary
     /s/  Doris H. Harper

                         /s/ Sammie S. Cicardo
                         Notary Public  {Seal}

STATE OF LOUISIANA

PARISH OF ORLEANS

     BE IT KNOWN, THAT on this 17th day of December, 1982, before me the undersigned, a Notary Public in and for said Parish and State, duly qualified and commissioned as such, personally appeared James P. Conner, Vice President and Trust Officer and Dennis L. Milliner, Corporate Trust Officer, of First National Bank of Commerce, a national banking association, duly organized and existing under the laws of the United States of America, Trustee under the foregoing instrument, to me personally known and known to me to be such officers, respectively, of said Bank, and personally known to me to be the identical persons whose names are subscribed and affixed to the foregoing instrument as such officers, respectively, and who subscribed the name of said Bank thereto, and in my presence and in the presence of the undersigned witnesses, of lawful age and domicile, severally acknowledge that the same is their respective, free and voluntary act and deed as such officers and the free and voluntary act and deed of said Bank for the uses and purposes therein expressed; and the said persons being each by me duly and severally sworn as individuals did depose and say that they are such officers, respectively, of said Bank; that they know the seal of said Bank; that the seal affixed to the foregoing instrument was and is such corporate seal; that said seal was so affixed and said instrument was so signed on behalf of said Bank by the order and authority of the Board of Directors of said Bank; and that they signed their names thereto as such officers, respectively, of said Bank by like authority.

     IN TESTIMONY WHEREOF, the said Appearers have hereunto signed their names on the day and date first hereinabove written, in the presence of /s/ Maryem F. Hopkins and /s/ Josie C. Schillage,
witnesses of lawful age and domicile, and of me, said Notary Public.

WITNESSES:

                                   /s/  James P. Connor
                                        Vice President and Trust
                                        Officer

     /s/  Maryem F. Hopkins

                                   /s/  Dennis L. Milliner
                                        Corporate Trust Officer
     /s/  Josie C. Schillage


                         /s/ Patricia A. Rouen
                         Notary Public {Seal}